UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/06/2014

RE/MAX Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36101

Delaware	80-0937145
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5075 S. Syracuse St.
Denver, CO 80237
(Address of principal executive offices, including zip code)

(303) 770-5531
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

RE/MAX Holdings, Inc. (the "Company") announced that, due to the illness of a family member, David Metzger, the Company's Chief Operating Officer and Chief Financial Officer (who serves as principal financial and accounting officer), has taken a temporary leave of absence.

During Mr. Metzger's leave of absence, Margaret Kelly, the Company's Chief Executive Officer, is taking on the additional role of Acting Chief Financial Officer (and acting principal financial officer) and Karri Callahan, the Company's Vice President, Corporate Controller, is taking on the additional role of Acting Chief Accounting Officer (and acting principal accounting officer).   Ms. Kelly and Ms. Callahan have taken on these additional roles effective as of November 6, 2014.

Ms. Callahan, age 36, has over 13 years of accounting and auditing experience. She joined RE/MAX in April 2013 as Senior Manager of SEC Reporting and was promoted to Vice President, Corporate Controller in June 2014. Prior to joining RE/MAX, Ms. Callahan worked at Ernst & Young, most recently as Senior Manager since 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX Holdings, Inc.

Date: November 10, 2014	By:	/s/ Geoffrey D. Lewis
Geoffrey D. Lewis
Executive Vice President and Chief Legal Officer